Exhibit (a)(1)(H)

FORM OF INITIAL REMINDER EMAIL TO ELIGIBLE OPTION HOLDERS

As outlined in an email dated March 16, 2007, and in the documents included with that email, Internal Revenue Code Section 409A imposes certain adverse tax consequences (including recognition of taxable ordinary income at vesting, an additional 20% penalty tax and interest charges) on stock options that (i) had an original exercise price per share that was less than the fair market value per share of the common stock underlying the option on the date the grant was actually finalized and (ii) that vest after December 31, 2004.  The Section 409A taxes are in addition to ordinary income taxes on stock option gains that are reported on your 2006 W-2 Form.

You are receiving this email because our records indicate that some of your Apple stock options are or will be affected by Section 409A. Apple has offered you, through a “Tender Offer”, the opportunity to avoid the Section 409A tax consequences on your affected stock options by amending the exercise price of such options and receiving cash payments.  Note that if you wish to participate in the Tender Offer and avoid the Section 409A impact, you will need to fill out, sign, and date the Election Form attached to the March 16, 2007 email. The Election Form must be received by Apple via fax at (408) 253-7457 no later than 5:00 p.m., Pacific Time, on Monday, April 16, 2007. However, participation in this offer is completely voluntary.  You are not required to accept this offer.

All of the details of Apple’s offer to you are included in the email dated March 16, 2007 and the attachments to the email.  For more information on how to participate in the offer, you may email stockquestions@apple.com or contact Sheri Parker at 408-974-2683.

FORM OF ADDITIONAL REMINDER EMAIL TO ELIGIBLE OPTION HOLDERS

Internal Revenue Code Section 409A imposes certain adverse tax consequences (including recognition of taxable ordinary income at vesting, an additional 20% penalty tax and interest charges) on stock options that (i) had an original exercise price per share that was less than the fair market value per share of the common stock underlying the option on the date the grant was actually finalized and (ii) that vest after December 31, 2004.  The Section 409A taxes are in addition to ordinary income taxes on stock option gains that are reported on your 2006 W-2 Form.

You are receiving this email because our records indicate that some of your Apple stock options are or will be affected by Section 409A.  Apple has offered you, through a “Tender Offer”, the opportunity to avoid the Section 409A tax consequences on your affected stock options by amending the exercise price of such options and receiving cash payments.  Note that if you wish to participate in the Tender Offer and avoid the Section 409A impact, you will need to fill out, sign, and date the Election Form attached to the March 16, 2007 email. The Election Form must be received by Apple via fax at (408) 253-7457 no later than 5:00 p.m., Pacific Time, on Monday, April 16, 2007. However, participation in this offer is completely voluntary.  You are not required to accept this offer.

All of the details of Apple’s offer to you are included in the email dated March 16, 2007 and the attachments to the email.  For more information on how to participate in the offer, you may email stockquestions@apple.com or contact Sheri Parker at 408-974-2683.

FORM OF ADDITIONAL REMINDER EMAIL TO ELIGIBLE OPTION HOLDERS WHO
HAVE NOT RESPONDED TO THE OFFER

As outlined in an email dated March 16, 2007, and in the documents included with that email, Internal Revenue Code Section 409A imposes certain adverse tax consequences (including recognition of taxable ordinary income at vesting, an additional 20% penalty tax and interest charges) on stock options that (i) had an original exercise price per share that was less than the fair market value per share of the common stock underlying the option on the date the grant was actually finalized and (ii) that vest after December 31, 2004.  The Section 409A taxes are in addition to ordinary income taxes on stock option gains that are reported on your 2006 W-2 Form.

Apple has offered you, through a “Tender Offer”, the opportunity to avoid the Section 409A tax consequences on your affected stock options by amending the exercise price of such options and receiving cash payments.  You are receiving this email because Apple has not received any communication from you regarding whether you wish to elect to participate in this offer.

Note that if you wish to participate in the Tender Offer and avoid the Section 409A impact, you will need to fill out, sign, and date the Election Form attached to the March 16, 2007 email. The Election Form must be received by Apple via fax at (408) 253-7457 no later than 5:00 p.m., Pacific Time, on Monday, April 16, 2007. However, participation in this offer is completely voluntary.  You are not required to accept this offer.

All of the details of Apple’s offer to you are included in the email dated March 16, 2007 and the attachments to the email.  For more information on how to participate in the offer, you may email stockquestions@apple.com or contact Sheri Parker at 408-974-2683.

FORM OF FINAL REMINDER EMAIL TO ELIGIBLE OPTION HOLDERS WHO
HAVE NOT RESPONDED TO THE OFFER

Subject:  FINAL NOTICE: ACTION REQUIRED -  Section 409A Income Tax Liability

As of today, we have not yet received your Election Form to adopt the tender offer solution that has been designed to protect certain of your stock options from substantial tax penalties under Section 409A of the Internal Revenue Code. This will be the final reminder of your ability to participate in this offer.

As outlined in an email dated March 16, 2007, and in the documents included with that email, Internal Revenue Code Section 409A imposes certain adverse tax consequences (including recognition of taxable ordinary income at vesting, an additional 20% penalty tax and interest charges) on stock options that (i) had an original exercise price per share that was less than the fair market value per share of the common stock underlying the option on the date the grant was actually finalized and (ii) that vest after December 31, 2004.  The Section 409A taxes are in addition to ordinary income taxes on stock option gains that are reported on your 2006 W-2 Form.

If you wish to participate in the Tender Offer and avoid the Section 409A impact, you will need to fill out, sign, and date the Election Form attached to the March 16, 2007 email. The Election Form must be received by Apple via fax at (408) 253-7457 no later than 5:00 p.m., Pacific Time, on Monday, April 16, 2007.  We have also attached a copy of Election Form to this email for your convenience.

If you do not fax to Apple your completed Election Form by the deadline, you will likely be subject to the Section 409A tax consequences described above and in the documents attached to the March 16, 2007 email and the documents attached to that email.

All of the details of Apple’s offer to you, including detailed discussions of the tax consequences of participating in the offer or declining to participate in the offer, were included in the email dated March 16, 2007.  You may email stockquestions@apple.com or contact Sheri Parker at 408-974-2683 for more information.